SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2005

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio  45202

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (513) 721-3900

N/A

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On October 2, 2005, Games, Inc. entered into a one-year $500,000 borrowing facility with a private investor, Frank Wood.  Interest of 5% per annum is payable semi-annually.  The facility requires the pledge of substantially all of the equipment, intellectual property and other assets of the Company and its subsidiaries.  Games has drawn approximately $460,000 against the facility. Mr. Wood is presently a shareholder (under 5%) of Games, Inc.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 1, 2005, Games, Inc. accepted the resignation of Edward Vonderbrink from its Board, with the individual thanks of each member of the Board for his services.  Mr. Vonderbrink was a member of the Board’s Audit Committee.  Thomas Joseph, a current Games, Inc. Board Member, has been appointed to the Audit Committee of Games, Inc., bringing its number of independent members back to three members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GAMES, INC.

/s/ Roger W. Ach, II

Roger W. Ach, II

President and Chief Executive Officer

Date: October 5, 2005